Exhibit 5.01

November 5, 2003

Kana Software, Inc.

181 Constitution Drive

Menlo Park, California 94025

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 Registration No. 333-______ (the “Additional Registration Statement”) to be filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), by Kana Software, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about November 5, 2003, in connection with the registration under the Securities Act of an aggregate of 702,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), to be issued from time to time by the Company as set forth in the registration statement on Form S-3 (Registration No. 333-68342) filed by the Company with the Commission on August 24, 2001 and declared effective on September 5, 2001 to which the Additional Registration Statement relates (the “Initial Registration Statement”, and together with the Additional Registration Statement, the “Registration Statement”), the prospectus contained in the Registration Statement and the supplements thereto.

In rendering this opinion, we have examined the following:

(1)	The Company’s Second Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 24, 1999, and certificates of amendment thereto filed with the Delaware Secretary of State on April 18, 2000, June 29, 2001 and December 11, 2001.

(2)	The Company’s Amended and Restated Bylaws, as amended on October 12, 2001.

(3)	The Registration Statement, together with the exhibits to be filed as a part thereof or incorporated therein by reference.

(4)	The base prospectus prepared in connection with the Registration Statement (the “Prospectus”).

(5)	The form of underwriting agreement for offerings of common stock of the Company.

(6)	The form of certificate of common stock of the Company.

(7)	The resolutions of the Company’s Board of Directors adopted at meetings or by written consent on August 14, 2001 and October 27, 2003 approving the filing of the Initial Registration Statement and the Additional Registration Statement.

(8)	A certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof, and a summary report, prepared by the Company, of currently outstanding options and warrants to purchase the Company’s capital stock and stock reserved for issuance upon the exercise of options or warrants to be granted in the future.

(9)	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed, if and to the extent that the Stock is issued in certificated form, that the certificates representing the Stock will be properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any such Stock, the Additional Registration Statement will have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded, that the issuance of the Stock will have been authorized by appropriate corporate action of the Company and such authorization will be applicable to such Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Stock. We have also assumed that the delivery of the Stock will not violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The Company has informed us that the Company intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable prospectus supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

Based upon the foregoing, we are of the opinion that when the issuance of the Stock has been duly authorized by appropriate corporate action of the Company’s Board of Directors and stockholders, and when such shares of Stock have been issued and the certificates representing shares of the Stock are duly executed by the Company, countersigned, registered, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, the Stock will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Additional Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of Stock subject to the Additional Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/    FENWICK & WEST LLP